The Shareholders and Board of Directors
USAA Tax Exempt Fund, Inc.

We consent to the use of our reports dated May 9, 1997 on the financial statements of the Long-Term, Short-Term, Intermediate-Term, Tax Exempt Money Market, California Bond, California Money Market, New York Bond, New York Money Market, Virginia Bond, and Virginia Money Market Funds, separate Funds of USAA Tax Exempt Fund, Inc. (the Company) as of and for the year ended March 31, 1997 included in the Company's Annual Reports to Shareholders for the year ended March 31, 1997 incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" and "Independent Auditors" as part of Post-Effective Amendment No. 26 under the Securities Act of 1933, as amended, and Amendment No. 28 under the Investment Company Act of 1940, as amended to the Company's Registration Statement on Form N-1A.





                                             /S/ KPMG PEAT MARWICK LLP
                                             ----------------------------------
                                             KPMG Peat Marwick LLP




San Antonio, Texas
July 18, 1997


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